EXHIBIT 99.1

Contact:	Lily Outerbridge Investor Relations (441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES AN INCREASE IN ITS SHARE REPURCHASE PROGRAM,
DECLARES A QUARTERLY DIVIDEND ON ITS COMMON SHARES AND ANNOUNCES CERTAIN MATTERS FOR CONSIDERATION
AT ITS 2010 ANNUAL GENERAL MEETING OF SHAREHOLDERS

HAMILTON, BERMUDA, FEBRUARY 22, 2010 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) (the “Company”) announced today that it has increased the authorized amount under its existing share repurchase program to a total of up to $250 million of its common shares. This represents an increase of approximately $167 million from the approximately $83 million remaining in the program. Repurchases under the program may be made in open market or privately negotiated transactions or otherwise, from time to time, depending on market conditions.

The Company also announced that the Board of Directors has declared a quarterly dividend of $0.08 per common share. The dividend is payable on March 31, 2010 to shareholders of record on March 1, 2010.

The Company also announced that the Company’s 2010 Annual General Meeting of Shareholders (the “Annual Meeting”) will be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 11, Bermuda on Thursday, April 29, 2010 at 10:00 a.m. local time. The Board has fixed the close of business on March 15, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

At the Annual Meeting, in addition to the election of directors, the approval of the independent registered public accounting firm for the 2010 fiscal year and any other business that may properly come before the meeting, shareholders of the Company will be asked to consider proposals approving the amendment and restatement of the Bye-laws of the Company to take advantage of several developments in the laws of Bermuda and the United States that involve matters covered by, and to improve the organization of, the Company’s Bye-laws, a proposal to approve the Company’s 2010 Share Incentive Plan, and a proposal to re-approve the material terms of the performance goals under the Company’s Section 162(m) Performance Incentive Plan so that compensation payable thereunder to certain executive officers of the Company is tax deductible under Section 162(m) of the Internal Revenue Code.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  The Company’s operating subsidiaries have financial strength ratings of A (Excellent) from A.M. Best and A (Strong) from Standard & Poor’s.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved. Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, severe catastrophic events over which we have no control, the effectiveness of our loss limitation methods and pricing models, the adequacy of our liability for unpaid losses and loss adjustment expenses, our ability to maintain our A.M. Best Company, Inc. and Standard & Poor’s ratings, our ability to raise capital on acceptable terms if necessary, the cyclicality of the property and casualty reinsurance business, the highly competitive nature of the property and casualty reinsurance industry, our ability to maintain our business relationships with reinsurance brokers, the availability of retrocessional reinsurance on acceptable terms, market volatility and interest rate and currency exchange rate fluctuation, tax, regulatory or legal restrictions or limitations applicable to us or the property and casualty reinsurance business generally, general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged United States or global economic downturn or recession; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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